UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 15, 2011

BROOKLYN FEDERAL BANCORP, INC.
(Exact name of Registrant as Specified in Charter)

FEDERAL	000-51208	20-2659598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Court Street Brooklyn, New York 11201
(Address of principal executive offices)

(718) 855-8500
(Registrant’s telephone number, including area code) Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On November 15, 2011, Brooklyn Federal Bancorp, Inc. (the “Company”) executed an amendment (the “Amendment”) to the agreement and plan of merger (the “Merger Agreement”) by and between (i) Investors Bank, Investors Bancorp, Inc. (“Investors Bancorp”), and Investors Bancorp, MHC (“Investors MHC”), and (ii) Brooklyn Federal Savings Bank (“Brooklyn Federal Savings”), the Company and BFS Bancorp, MHC (“Brooklyn MHC”).  The Merger Agreement provides for, among other things, the merger of the Company into Investors Bancorp, or a newly-formed subsidiary thereof (the “Mid-Tier Merger”).

As previously disclosed, on October 28, 2011, the Company entered into a Memorandum of Understanding related to a purported class action lawsuit filed by Joseph Underwood, a shareholder represented by the law firm of Brower Piven, a Professional Corporation, in the Supreme Court of the State of New York, County of Kings against the Company, Brooklyn MHC, Brooklyn Federal Savings and their respective directors, and Investors Bancorp, Investors MHC, and Investors Bank (the “Lawsuit”), and a lawsuit filed on September 16, 2011, by Russ Bastin, a shareholder represented by the law firm of Brodsky & Smith, LLC, who filed a similar and substantially identical shareholder action in the Supreme Court of the State of New York, County of Kings, against the same defendants (collectively with the Lawsuit, the “Shareholder Actions”).

Pursuant to the Memorandum of Understanding, the parties contemplate entering into a stipulation of settlement (the “Stipulation of Settlement”) that will settle and release all claims that were asserted and/or could have been asserted by the parties in connection with the Shareholder Actions.   The Stipulation of Settlement will include terms proposing the certification of a non-opt out class with respect to all claims for injunctive, declaratory and other equitable relief.

The purpose of the Amendment is to reduce the break-up fee payable to Investors Bancorp contained in the Merger Agreement to $300,000, as called for by the Memorandum of Understanding.  However, under the terms of the Amendment, in the event that the Stipulation of Settlement is rejected or denied by the appropriate court, or is otherwise terminated in accordance with its terms, the Amendment will become null and void.  A copy of the Amendment is included in Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01 Exhibits

The following exhibit is being furnished with this Report:

Ex. 2.1	First Amendment to Merger Agreement, dated November 15, 2011.

Important Additional Information

This Current Report on Form 8-K does not constitute a solicitation of any vote or approval.  The Company will be filing with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement related to a special meeting of its shareholders (the “Definitive Proxy”) and other relevant documents related to shareholder approval of the Merger Agreement and related transactions, including the Mid-Tier Merger (“Shareholder Approval”).  We urge investors to read the Definitive Proxy and other related documents to be filed with the SEC because they will contain important information.

Once available, these documents will be obtainable free of charge on the SEC’s web site (www.sec.gov).  In addition, documents filed with the SEC by the Company will be available free of charge from Gregg J. Wagner, President and Chief Executive Officer, at (718) 855-8500.

The directors, executive officers and certain other members of management and employees of the Company may be deemed to be “participants” in the solicitation of proxies for Shareholder Approval.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Shareholder Approval will be set forth in the Definitive Proxy and the other relevant documents to be filed with the SEC.  SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  You can find information about the Company’s executive officers and directors in the proxy statement related to its 2011 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on August 22, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 16, 2011	BROOKLYN FEDERAL BANCORP, INC.

	By:	/s/ Gregg J. Wagner
Gregg J. Wagner
President and Chief Executive Officer

EXHIBIT LIST

Exhibit No.                      Description

Exhibit 2.1                      First Amendment to Merger Agreement, dated November 15, 2011.